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                                                                     EXHIBIT 4-2


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                          REGISTRATION RIGHTS AGREEMENT

                                  by and among

                              THE BANC CORPORATION

                                       and

                           THE INVESTORS NAMED HEREIN



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                          Dated as of January 24, 2005







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                                TABLE OF CONTENTS

1.   Certain Definitions.....................................................  1

2.   Demand Registrations....................................................  3
     (a)  Right to Request Registration......................................  3
     (b)  Number of Demand Registrations.....................................  3
     (c)  Priority on Demand Registrations...................................  3
     (d)  Restrictions on Demand Registrations...............................  4
     (e)  Selection of Underwriters..........................................  4
     (f)  Effective Period of Demand Registrations...........................  4
     (g)  Registration Statement Form........................................  5
     (h)  Pre-emption of Demand Registration.................................  5
     (i)  Shelf Option.......................................................  5

3.   Piggyback Registrations.................................................  6
     (a)  Right to Piggyback.................................................  6
     (b)  Priority on Primary Registrations..................................  6
     (c)  Priority on Secondary Registrations................................  6
     (d)  Selection of Underwriters..........................................  6
     (e)  Other Registrations................................................  6

4.   Holdback Agreements.....................................................  7

5.   Registration Procedures.................................................  7

6.   Registration Expenses................................................... 11

7.   Indemnification......................................................... 12

8.   Participation in Underwritten Registrations............................. 14

9.   Rule 144................................................................ 14

10.  Miscellaneous........................................................... 15
     (a)  Notices............................................................ 15
     (b)  No Waivers......................................................... 15
     (c)  Successors and Assigns............................................. 15
     (d)  Governing Law...................................................... 16
     (e)  Jurisdiction....................................................... 16


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     (f)  Waiver of Jury Trial............................................... 16
     (g)  Counterparts; Effectiveness........................................ 16
     (h)  Entire Agreement................................................... 16
     (i)  Captions........................................................... 16
     (j)  Severability....................................................... 16
     (k)  Amendments......................................................... 17
     (l)  Aggregation of Stock............................................... 17
     (m)  Equitable Relief................................................... 17
     (n)  Recapitalizations, Exchanges Affecting the Registrable Securities.. 17









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         REGISTRATION RIGHTS AGREEMENT dated as of January 24, 2005, by and among The Banc Corporation, a Delaware corporation (the "Company"), and the investors listed on the signature pages of this Agreement (each, a "Stockholder" and collectively, the "Stockholders").

         In consideration of the mutual covenants and agreements herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

         1.   CERTAIN DEFINITIONS.

         In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

         "Affiliate" of any Person means any other Person which directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term "control" (including the terms "controlling," "controlled by" and "under common control with") as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agreement" means this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Registration Rights Agreement as the same may be in effect at the time such reference becomes operative.

         "Common Stock" means common stock, par value $0.001 per share, of the Company.

         "Company" has the meaning set forth in the introductory paragraph.

         "Covered Shares" means (x) any of the shares of Common Stock issued to the Stockholders pursuant to the Stock Purchase Agreement or (y) any securities issued or issuable with respect to the shares of Common Stock referred to in the foregoing clause (x) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

         "Demand Registration" has the meaning set forth in Section 2(a) hereof.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Governmental Entity" means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

         "Holder" means any holder of record of Registrable Common Stock and any transferees of such Registrable Common Stock from such Holders. For purposes of this Agreement, the Company may deem and treat the registered holder of Registrable Common Stock as the Holder and absolute owner thereof, and the Company shall not be affected by any notice to the contrary.

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         "Initiating Holders" has the meaning set forth in Section 2(a) hereof.

         "Nasdaq" means the Nasdaq quotation system, or any successor reporting system.

         "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, Governmental Entity or any other entity.

         "Piggyback Registration" shall mean any registration of the Company's common equity securities under the Securities Act (other than a registration statement on Form S-8 or on Form S-4 or any similar successor forms thereto), whether such registration is effected for the Company's own account or for the account of one or more stockholders of the Company, provided that the registration form to be used may be used for any registration of Registrable Common Stock.

         "Prospectus" means the prospectus or prospectuses included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Common Stock covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

         "Registrable Common Stock" means the Covered Shares; provided, however, that Registrable Common Stock shall not include (i) any securities sold by a Person to the public either pursuant to a Registration Statement or Rule 144 under the Securities Act, or (ii) any securities which may be sold without restriction or limitation pursuant to Rule 144(k) under the Securities Act, or
(iii) any securities which, in the written opinion of counsel to the Company, may be sold during any single twelve-month period under Rule 144 under the Securities Act.

         "Registration Expenses" has the meaning set forth in Section 6(a) hereof.

         "Registration Statement" means any registration statement of the Company which covers any of the Registrable Common Stock pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Stockholders" has the meaning set forth in the introductory paragraph.

         "Stock Purchase Agreement" means the stock purchase agreement of even date herewith executed by the Stockholders for the purchase of shares of Common Stock.

         "Suspension Notice" has the meaning set forth in Section 5(e) hereof.


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         "Underwritten Registration or Underwritten Offering" means a registration in which securities of the Company are sold to underwriters for reoffering to the public.

         "Withdrawn Demand Registration" has the meaning set forth in Section 2(f) hereof.

         2.   DEMAND REGISTRATIONS.

         (a) Right to Request Registration. At any time after the sale and purchase of the Covered Shares pursuant to the Stock Purchase Agreement, upon the written request of Holders holding in the aggregate no less than 25% of all Registrable Common Stock (such Holder or Holders who make a request, the "Initiating Holders"), such Initiating Holders may request that the Company effect the registration under the Securities Act of all or part of the Registrable Common Stock held by them (a "Demand Registration"). In connection with any Demand Registration, the Initiating Holders thereof may elect that the Company effect such registration by filing a registration statement under the Securities Act (a "Shelf Registration Statement") which provides for the sale by the Initiating Holders of their Registrable Common Stock from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (the "Shelf Option"); provided, however, that the Initiating Holders may not elect the Shelf Option unless at such time the Company is eligible to use Form S-3 or any successor thereto in connection with such registration. Each request for registration shall specify the approximate number of shares of Registrable Common Stock requested to be registered.

         Within 10 days after receipt of any such request for a Demand Registration, the Company shall give written notice of such request to all other Holders and shall, subject to the provisions of Sections 2(c) and 2(d) hereof, include in such registration all such Registrable Common Stock with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice.

         (b) Number of Demand Registrations. Subject to the provisions of
Section 2(a), the Holders shall be entitled to request an aggregate of three (3) Demand Registrations.

         (c) Priority on Demand Registrations. If the managing underwriter(s) (including any co-manager) of the requested Demand Registration advise the Company in writing that in their opinion the number of shares of Registrable Common Stock proposed to be included in any such registration exceeds the number of securities which can be sold in such offering and/or that the number of shares of Registrable Common Stock proposed to be included in any such registration would adversely affect the price per share of the Company's equity securities to be sold in such offering, the Company shall include in such registration only the number of shares of Registrable Common Stock which in the opinion of such managing underwriter(s) (including any co-manager) can be sold. If the number of shares which can be sold is less than the number of shares of Registrable Common Stock proposed to be registered, the amount of Registrable Common Stock to be so sold shall be allocated pro rata among the Holders of Registrable Common Stock desiring to participate in such registration on the basis of the amount of such Registrable Common Stock initially proposed to be registered by such other Holders. If the number of shares which can be sold exceeds the number of shares of Registrable Common Stock proposed to be sold, such excess shall be allocated pro rata among the other holders of securities,


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if any, desiring to participate in such registration based on the amount of such securities initially requested to be registered by such holders or as such holders may otherwise agree.

         (d) Restrictions on Demand Registrations. The Company shall not be obligated to effect any Demand Registration within six months after the effective date of a previous Demand Registration or a previous registration under which the Initiating Holders had piggyback rights pursuant to Section 3 hereof. The Company may (i) postpone for up to ninety (90) days (subject to extension for up to 45 additional days by a vote of a majority of the members of the Company's Board of Directors), or withdraw, the filing or the effectiveness of a Registration Statement for a Demand Registration if, based on the good faith judgment of the Company's Board of Directors, such postponement or withdrawal is necessary in order to avoid premature disclosure of a matter the Company's Board of Directors has determined would not be in the best interest of the Company to be disclosed at such time or (ii) postpone the filing of a Demand Registration in the event the Company shall be required to prepare audited financial statements as of a date other than its fiscal year end (unless the stockholders requesting such registration agree to pay the expenses of such an audit); provided, however, that in no event shall the Company withdraw a Registration Statement under clause (i) after such Registration Statement has been declared effective; and provided, further, however, that in any of the events described in clause (i) or (ii) above, the Initiating Holders requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations. The Company shall provide written notice to the Initiating Holders requesting such Demand Registration of (x) any postponement or withdrawal of the filing or effectiveness of a Registration Statement pursuant to this Section 2(d), (y) the Company's decision to file or seek effectiveness of such Registration Statement following such withdrawal or postponement and (z) the effectiveness of such Registration Statement. The Company may defer the filing of a particular Registration Statement pursuant to this Section 2(d) only twice during any twelve-month period.

         (e) Selection of Underwriters. If any of the Registrable Common Stock covered by a Demand Registration is to be sold in an underwritten offering, the Initiating Holders shall have the right to select the managing underwriter(s) to administer the offering subject to the approval of the Company, which will not be unreasonably withheld; provided that the Company shall have the right to appoint a co-manager.

         (f) Effective Period of Demand Registrations. After any Demand Registration filed pursuant to this Agreement has become effective, the Company shall use its reasonable best efforts to keep such Demand Registration effective for a period equal to 180 days from the date on which the SEC declares such Demand Registration effective (or if such Demand Registration is not effective during any period within such 180 days, such 180-day period shall be extended by the number of days during such period when such Demand Registration is not effective), or such shorter period which shall terminate when all of the Registrable Common Stock covered by such Demand Registration has been sold pursuant to such Demand Registration. If the Company shall withdraw any Demand Registration pursuant to Section 2(d) (a "Withdrawn Demand Registration"), the Initiating Holders of the Registrable Common Stock remaining unsold and originally covered by such Withdrawn Demand Registration shall be entitled to a replacement Demand Registration which (subject to the provisions of this Section
2) the Company shall use


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its reasonable best efforts to keep effective for a period commencing on the effective date of such Demand Registration and ending on the earlier to occur of the date (i) which is 180 days from the effective date of such Demand Registration and (ii) on which all of the Registrable Common Stock covered by such Demand Registration has been sold. Such additional Demand Registration otherwise shall be subject to all of the provisions of this Agreement.

         (g) Registration Statement Form. Demand Registrations shall be on such appropriate registration form of the SEC as shall be selected by the Company and as shall be reasonably acceptable to the Holders of 51% of the Registrable Securities requested to be registered.

         (h) Pre-emption of Demand Registration. Notwithstanding anything to the contrary contained herein, if at any time a Holder or the Holders shall request a Demand Registration pursuant to this Section 2, the Company may elect at that time to effect an underwritten primary registration if, based on the good faith judgment of a majority of the members of the Company's Board of Directors, it would be in the best interests of the Company to access the public market to raise equity capital. If the Company elects to effect a primary registration after receiving such a request for a Demand Registration, the Company will give prompt written notice (and in any event within thirty (30) days after receiving such a request for a Demand Registration) to all Holders of Registrable Securities of the class to be registered of its intention to effect such a registration and shall afford such Holders rights to Piggyback Registrations contained in Section 3 hereof, except that if the managing underwriter(s) (including any co-manager) of such offering advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without materially and adversely affecting the marketability of such offering, the provisions of Section 3(b) hereof shall not apply to such offering, and instead the Company shall include in such registration the maximum number of securities which such underwriter(s) (including any co-manager) advise can be sold in such offering allocated (x) first, equally (as opposed to pro rata) among the Company, on the one hand, and the Holders as a group, on the other hand (and reallocated among such Holders pro rata on the basis of the number of securities requested to be registered by such Holders), until either the Company or the Holders as a group have been allocated the full number of securities requested to be included in such registration by the Company or the Holders, as the case may be, (y) second, to either the Company or the Holders as a group (and reallocated among such Holders pro rata on the basis of the number of securities requested to be registered by such Holders), as the case may be, to the extent that such party was not allocated the full number of its requested securities pursuant to clause (x) above, until the Company or the Holders as a group, as the case may be, have been allocated the full number of securities requested to be included in such registration, and (z) third, to the holders of all other securities requested to be included in such registration pro rata among such holders on the basis of the number of securities requested to be registered by such holders or as such holders may otherwise agree. In the event that the Company so elects to effect such a primary registration after receiving a request for such a Demand Registration, such registration shall not count as one of the permitted Demand Registrations of the Holders who requested such registration.

         (i) Shelf Option. If the Initiating Holders elect the Shelf Option, the Company agrees to use its reasonable best efforts to keep the Shelf Registration Statement continuously effective and usable for the resale of the applicable Registrable Common Stock for a period


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ending on the first date on which all the Registrable Common Stock covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement, but in no event longer than 180 days.

         3.   PIGGYBACK REGISTRATIONS.

         (a) Right to Piggyback. Whenever the Company proposes to effect a Piggyback Registration, the Company shall give prompt written notice (in any event within 10 days after its receipt of written notice of any exercise of other demand registration rights) to all Holders of its intention to effect such a registration and, subject to Sections 3(b) and 3(c), shall include in such registration all Registrable Common Stock with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion.

         (b) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriter(s) (including any co-manager) advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering and/or that the number of shares of Registrable Common Stock proposed to be included in any such registration would adversely affect the price per share of the Company's equity securities to be sold in such offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell, and (ii) second, the securities requested to be included in such registration (including the Registrable Common Stock requested to be included therein), pro rata among the holders of such securities on the basis of the number of shares requested to be registered by such holders.

         (c) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of a holder of the Company's securities other than Registrable Common Stock, and the managing underwriter(s) (including any co-manager) advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering and/or that the number of shares of Registrable Common Stock proposed to be included in any such registration would adversely affect the price per share of the Company's equity securities to be sold in such offering, the Company shall include in such registration the securities requested to be included therein (including the Registrable Common Stock requested to be included in such registration), pro rata among the holders of such securities on the basis of the number of shares requested to be registered by such holders.

         (d) Selection of Underwriters. If any Piggyback Registration is an underwritten primary offering, the Company shall have the right to select the managing underwriter(s) to administer any such offering.

         (e) Other Registrations. If the Company has previously filed a Registration Statement with respect to Registrable Common Stock pursuant to
Section 2 hereof or pursuant to this Section 3, and if such previous registration has not been withdrawn or abandoned, the


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Company shall not be obligated to cause to become effective any other registration of any of its securities under the Securities Act, whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least six months has elapsed from the effective date of such previous registration.

         4.   HOLDBACK AGREEMENTS.

         (a) The Company agrees not to effect any sale or distribution of any of its equity securities during the 10 days prior to and during the 180 days beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or S-4 or any successor forms thereto) unless the underwriter(s) (including any co-manager) managing the offering otherwise agree to a shorter period.

         (b) In connection with any Piggyback Registration or Demand Registration involving an underwritten offering, each Holder of Registrable Common Stock not included in such Piggyback Registration or Demand Registration, as the case may be, agrees not to sell or otherwise transfer or dispose of any shares of Registrable Common Stock of the Company held by them for a period equal to the lesser of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act or such shorter period as the managing underwriter(s) (including any co-manager) shall agree to. Without limiting the foregoing, each Holder agrees to enter into a written agreement to the foregoing effect, and such agreement shall be in form satisfactory to the Company and the managing underwriter(s) (including any co-manager). The Company may impose stop-transfer instructions with respect to the shares of Registrable Common Stock subject to the foregoing restriction until the end of said period. The foregoing shall not apply to (i) the exercise of any warrants or stock options to purchase shares of capital stock of the Company (provided that such limitation does not affect limitations on any actions specified in the first sentence of this Section 4(b) with respect to the shares issuable upon such exercise), or (ii) transfers to Affiliates where the transferee agrees to be bound by the terms hereof.

         5.   REGISTRATION PROCEDURES.

         (a) Subject to the second sentence of Section 2(d) (in the case of a Demand Registration) and the last sentence of Section 3(a) (in the case of a Piggyback Registration), whenever the Holders request that any Registrable Common Stock be registered pursuant to this Agreement, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Common Stock in accordance with the intended methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as reasonably possible:

                  (i) prepare and file with the SEC a Registration Statement with respect to such Registrable Common Stock and use its reasonable best efforts to cause such Registration Statement to become effective as soon as practicable thereafter; and before filing a Registration Statement or Prospectus or any amendments or supplements thereto, furnish to the Holders of Registrable Common Stock covered by such Registration Statement and the underwriter(s), if


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         any, copies of all such documents proposed to be filed, including documents incorporated by reference in the Prospectus and, if requested by such Holders, the exhibits incorporated by reference, and such Holders shall have the opportunity to object to any information pertaining to such Holders that is contained therein, and the Company will make the corrections reasonably requested by such Holders with respect to such information prior to filing any Registration Statement or amendment thereto or any Prospectus or any supplement thereto;

                  (ii) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for such a period as is required in this Agreement and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition set forth in such Registration Statement;

                  (iii) furnish to each seller of Registrable Common Stock covered by such Registration Statement such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Common Stock owned by such seller;

                  (iv) use its reasonable best efforts to register or qualify such Registrable Common Stock under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Common Stock owned by such seller (provided, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (iv), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction);

                  (v) notify each seller of such Registrable Common Stock, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Common Stock, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;


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

                  (vi) in the case of an underwritten offering, enter into customary agreements (including underwriting agreements in customary form) which the managing underwriter(s) (including any co-manager) may reasonably request in order to expedite or facilitate the disposition of such Registrable Common Stock (including, without limitation, effecting a stock split or a combination of shares and making members of senior management of the Company available to participate in, and cause them to cooperate with the underwriters in connection with, "road-shows" and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Common Stock)) and cause to be delivered to the underwriter(s) and the sellers, if any, opinions of counsel to the Company in customary form, covering such matters as are customarily covered by opinions for an underwritten public offering as the underwriter(s) may reasonably request and addressed to the underwriter(s) and the sellers, if any;

                  (vii) make available, for inspection by any seller of Registrable Common Stock, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement, in each case to the extent legally required or customary in such transactions and subject to the execution of confidentiality agreements reasonably satisfactory to the Company;

                  (viii) use its reasonable best efforts to cause all such Registrable Common Stock to be listed on each securities exchange or quotation system on which securities of the same class issued by the Company are then listed;

                  (ix) provide a transfer agent and registrar for all such Registrable Common Stock not later than the effective date of such Registration Statement;

                  (x) if requested, cause to be delivered, immediately prior to the effectiveness of the Registration Statement (and, in the case of an underwritten offering, at the time of delivery of any Registrable Common Stock sold pursuant thereto), letters from the Company's independent certified public accountants addressed to each selling Holder (unless such selling Holder does not provide to such accountants the appropriate representation letter required by rules governing the accounting profession) and each underwriter, if any, stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent certified public accountants delivered in connection with primary or secondary underwritten public offerings, as the case may be; and


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                  (xi)   promptly notify each seller of such Registrable Common
         Stock and the underwriter(s), if any:

                           (1) when the Registration Statement, any pre-
                  effective amendment, the Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective;

                           (2) of any written request by the SEC for amendments
                  or supplements to the Registration Statement or Prospectus;

                           (3) of the notification to the Company by the SEC of
                  its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement; and

                           (4) of the receipt by the Company of any notification
                  with respect to the suspension of the qualification of any Registrable Common Stock for sale under the applicable securities or blue sky laws of any jurisdiction.

         (b) No Registration Statement (including any amendments or supplements thereto and Prospectuses contained therein) shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (except, with respect to any Holder, for an untrue statement or alleged untrue statement of any material fact or omission or alleged omission of any material fact made in reliance on and in conformity with written information furnished to the Company by or on behalf of such Holder specifically for use therein).

         (c) The Company shall make available to each Holder whose Registrable Common Stock is included in a Registration Statement (i) promptly after the same is prepared and publicly distributed, or filed with the SEC, one copy of each Registration Statement and any amendment thereto, and each preliminary Prospectus and final Prospectus and each amendment or supplement thereto, and
(ii) such number of copies of a Prospectus, including a preliminary Prospectus, and all amendments and supplements thereto and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Common Stock owned by such Holder. The Company will promptly notify each Holder of the effectiveness of each Registration Statement or any post-effective amendment. The Company will promptly respond to any and all comments received from the SEC, with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the SEC as soon as reasonably practicable and shall file an acceleration request as soon as reasonably practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review.

         (d) The Company may require each seller of Registrable Common Stock as to which any registration is being effected to furnish to the Company any other information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

         (e) Each seller of Registrable Common Stock agrees by having its stock treated as Registrable Common Stock hereunder that, upon notice of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (a "Suspension Notice"), such seller will forthwith discontinue disposition of Registrable Common Stock for a reasonable length of time not to exceed 60 days until such seller is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus as contemplated by Section 5(c) hereof, and, if so directed by the Company, such seller will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such seller's possession, of the Prospectus covering such Registrable Common Stock current at the time of receipt of such notice; provided, however, that such postponement of sales of Registrable Common Stock by the Holders shall not exceed one hundred twenty (120) days in the aggregate in any one year. Each seller of Registrable Common Stock further agrees by having its stock treated as Registrable Common Stock hereunder that it shall maintain in confidence and not disclose the receipt of any Suspension Notice. If the Company shall give any notice to suspend the disposition of Registrable Common Stock pursuant to a Prospectus, the Company shall extend the period of time during which the Company is required to maintain the Registration Statement effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date such seller either is advised by the Company that the use of the Prospectus may be resumed or receives the copies of the supplemented or amended Prospectus contemplated by Section 5(c). In any event, the Company shall not be entitled to deliver more than three
(3) Suspension Notices in any one year.

         6.   REGISTRATION EXPENSES.

         (a) All expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, listing application fees, printing expenses, transfer agent's and registrar's fees, cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto, and fees and disbursements of counsel for the Company and all independent certified public accountants and other Persons retained by the Company (all such expenses being herein called "Registration Expenses") (but not including any underwriting discounts or commissions attributable to the sale of Registrable Common Stock or fees and expenses of more than one counsel representing the Holders of Registrable Common Stock), shall be borne by the Company.

         (b) In connection with each registration initiated hereunder, the Company shall reimburse the Holders covered by such registration or sale for the reasonable fees and disbursements of one law firm chosen by the Holders of a majority of the number of shares of Registrable Common Stock included in such registration or sale.

         (c) The obligation of the Company to bear the expenses described in
Section 6(a) and to reimburse the Holders for the expenses described in Section 6(b) shall apply irrespective of whether a registration, once properly demanded, if applicable, becomes effective, is withdrawn or suspended, is converted to another form of registration and irrespective of when any of the foregoing shall occur; provided, however, that Registration Expenses for any Registration Statement withdrawn solely at the request of a Holder of Registrable Common Stock (unless withdrawn following postponement of filing by the Company in accordance with Section 2(d)(i) or (ii)) or any supplements or amendments to a Registration Statement or Prospectus resulting from a misstatement furnished to the Company by a Holder shall be borne by such Holder.

         7.   INDEMNIFICATION.

         (a) The Company shall indemnify and hold harmless, to the fullest extent permitted by law, each Holder, its officers, directors and Affiliates and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation or alleged violation by the Company of the Securities Act, the Exchange Act or applicable "blue sky" laws, except insofar as the same are made in reliance and in conformity with information relating to such Holder furnished in writing to the Company by or on behalf of such Holder expressly for use therein or caused by such Holder's failure to deliver to such Holder's immediate purchaser a copy of the Registration Statement or Prospectus or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished such Holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders; provided, however, that the Company will not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Common Stock or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, under the indemnity agreement in this Section 7(a) with respect to any preliminary prospectus or the final prospectus as amended or supplemented, as the case may be, to the extent that any such loss, claim, damage, liability or expense of such underwriter or controlling Person results from the fact that such underwriter sold Registrable Common Stock to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus (including any documents incorporated by reference therein) or of the final prospectus as then amended or supplemented (including any documents incorporated by reference therein), whichever is most recent, if the Company has previously furnished sufficient copies thereof to such underwriter.

         (b) In connection with any Registration Statement in which a Holder of Registrable Common Stock is participating, each such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and shall indemnify and hold harmless, to the fullest extent permitted by law, the Company, its officers, directors Affiliates, and each Person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that the same are made in reliance and in conformity with information relating to such Holder furnished in writing to the Company by or on behalf of such Holder expressly for use therein or caused by such Holder's failure to deliver to such Holder's immediate purchaser a copy of the Registration Statement or Prospectus or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished such Holder with a sufficient number of copies of the same; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders and the liability of each such Holder shall be in proportion to and limited to the net amount received by such Holder from the sale of Registrable Common Stock pursuant to such Registration Statement.

         (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, (x) the indemnifying party shall not consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified party of a release from all liability with respect to such claim or litigation, without the prior consent of the indemnified party, and (y) the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party which are in addition to or may conflict with those available to another indemnified party with respect to such claim. Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder.

         (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.

         (e) If the indemnification provided for in or pursuant to this Section 7 is due in accordance with the terms hereof, but is held by a court of competent jurisdiction to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the liability of any selling Holder be greater in amount than the amount of net proceeds received by such Holder upon such sale or the amount for which such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 7(a) or 7(b) hereof had been available under the circumstances.

         8.   PARTICIPATION IN UNDERWRITTEN REGISTRATIONS.

         No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

         9.   RULE 144.

         The Company covenants that (A) it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and (B) it will take such further action as any Holder may reasonably request to make available adequate current public information with respect to the Company meeting the current public information requirements of Rule 144(c) under the Securities Act, to the extent required to enable such Holder to sell Registrable Common Stock without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Notwithstanding anything to the contrary contained in this Agreement, the Company's obligation to include, or continue to include, shares of Registrable Common Stock in any Registration Statement pursuant to this Agreement shall terminate to the extent such shares of Registrable Common Stock are eligible for resale pursuant to Rule 144(k) under the Securities Act.

         10.  MISCELLANEOUS.

         (a) Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed postage prepaid by registered or certified mail or by facsimile transmission (with immediate telephone confirmation thereafter),

                  (i)   If to the Company:

                        The Banc Corporation
                        17 North 20th Street
                        Birmingham, AL  35203
                        Facsimile No.:  (205) 327-3479
                        Attention:  F. Hampton McFadden, Jr.

                  with a copy to (which shall not constitute notice):

                        Haskell Slaughter Young & Rediker, LLC
                        1400 Park Place Tower
                        2001 Park Place North
                        Birmingham, Alabama 35203
                        Facsimile No.: (205) 324-1133
                        Attention:  Robert E. Lee Garner

                  (ii) if to any Stockholder, to the address(es) set forth on the counterpart signature pages of this Agreement signed by such Stockholder;

                  (iii) if to a transferee Holder, to the address of such Holder set forth in the transfer documentation provided to the Company;

or, in each case, at such other address as such party each may specify by written notice to the others, and each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered personally, upon receipt of facsimile confirmation if transmitted by facsimile, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

         (b) No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         (c) Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, it being understood that subsequent Holders of the Registrable Common Stock are intended third party beneficiaries hereof.

         (d) Governing Law. The internal laws of Alabama shall govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

         (e) Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in Jefferson County and State of Alabama, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10(a) shall be deemed effective service of process on such party.

         (f) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         (g) Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts (including by facsimile) and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

         (h) Entire Agreement. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof.

         (i) Captions. The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any provision of this Agreement.

         (j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

         (k) Amendments. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the prior written consent of the Company and the holders of a majority of the shares of Registrable Common Stock; provided, however, that without a Holder's written consent no such amendment, modification, supplement or waiver shall affect adversely such Holder's rights hereunder in a discriminatory manner inconsistent with its adverse effects on rights of other Holders hereunder (other than as reflected by the different number of shares held by such Holder). This Agreement cannot be changed, modified, discharged or terminated by oral agreement.

         (l) Aggregation of Stock. All Registrable Common Stock held by or acquired by any Affiliated Persons will be aggregated together for the purpose of determining the availability of any rights under this Agreement.

         (m) Equitable Relief. The parties hereto agree that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

         (n) Recapitalizations, Exchanges Affecting the Registrable Securities. The provisions of this Agreement shall apply, to the full extent set forth herein, with respect to the Registrable Common Stock, to any and all shares of stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Registrable Common Stock, by reason of a stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise. Upon the occurrence of any of such events, amounts hereunder shall be appropriately adjusted.


                            [Execution Pages Follow]

         IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed by each of the parties hereto as of the date first written above.


                                        The Banc Corporation


                                        By: /s/  Michael E. Stephens
                                           -------------------------------------

                                        Name: Michael E. Stephens
                                             -----------------------------------

                                        Title: Chairman of the Special
                                               Negotiating Committee
                                              ----------------------------------

         IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed by each of the parties hereto as of the date first written above.


                                                 /s/ C. Stanley Bailey
                                        ----------------------------------------
                                                   C. Stanley Bailey

         IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed by each of the parties hereto as of the date first written above.


                                        Colonial Bank, N.A., Trustee,
                                        IRA of C. Stanley Bailey


                                        By:
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Its:
                                             -----------------------------------

         IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed by each of the parties hereto as of the date first written above.


                                        Miller, Hamilton, Snider & Odom, LLC,
                                        escrow agent FBO C. Stanley Bailey


                                        By:    /s/ Wendi M. Brown
                                              ----------------------------------

                                        Name:  Wendi M. Brown
                                              ----------------------------------

                                        Its:   Member
                                              ----------------------------------

         IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed by each of the parties hereto as of the date first written above.


                                                      /s/ Duane Bickings
                                              ----------------------------------
                                                        Duane Bickings

         IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed by each of the parties hereto as of the date first written above.


                                        Forest Hill Select Fund, LP


                                        By:   /s/ Mark A. Lee
                                              ----------------------------------

                                        Name:     Mark A. Lee
                                              ----------------------------------

                                        Its:      Manager/MG GP
                                              ----------------------------------

         IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed by each of the parties hereto as of the date first written above.


                                        Forest Hill Offshore, Ltd.


                                        By:   /s/ Mark A. Lee
                                              ----------------------------------

                                        Name:     Mark A. Lee
                                              ----------------------------------

                                        Its:      Manager/MG GP
                                              ----------------------------------

         IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed by each of the parties hereto as of the date first written above.


                                                       /s/ Rick D. Gardner
                                              ----------------------------------
                                                         Rick D. Gardner

         IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed by each of the parties hereto as of the date first written above.


                                                          /s/ David Hiden
                                              ----------------------------------
                                                            David Hiden

         IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed by each of the parties hereto as of the date first written above.


                                                       /s/ C. Marvin Scott
                                              ----------------------------------
                                                         C. Marvin Scott

         IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed by each of the parties hereto as of the date first written above.


                                        Miller, Hamilton, Snider & Odom, LLC,
                                        escrow agent of C. Marvin Scott


                                        By:    /s/ Wendi M. Brown
                                              ----------------------------------

                                        Name: Wendi M. Brown
                                              ----------------------------------

                                        Its:  Member
                                              ----------------------------------